UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2006
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1

Item 1.01 Entry into a Material Definitive Agreement.
     On September 15, 2006, BioMed Realty Trust, Inc. entered into an amendment to its employment agreement with Gary A. Kreitzer, under which Mr. Kreitzer will continue to serve as Executive Vice President, General Counsel and Secretary of BioMed at 50% of a full-time work schedule and Mr. Kreitzer will continue to serve as a member of BioMed’s board of directors. Among other things, the amendment reduces Mr. Kreitzer’s annual base salary to $144,375 and provides that any bonuses will be determined by BioMed’s board of directors or the compensation committee of the board of directors, in its discretion. A copy of the employment agreement amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
10.1	First Amendment to Employment Agreement between BioMed Realty Trust, Inc. and Gary A. Kreitzer dated as of September 15, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2006	BIOMED REALTY TRUST, INC.
	By:	/s/ KENT GRIFFIN
		Name:	Kent Griffin
		Title:	Chief Financial Officer